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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES
                              EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported)__May 13, 2002
                                                           ------------



                                   Forge, Inc.
         ---------------------------------------------------------------
               (Exact name of registrant as specified in charter)



    Delaware                          000-26047                   65-0609891
--------------------------------------------------------------------------------
(State or other jurisdiction    (Commission File Number)        (IRS Employer
of incorporation)                                            Identification No.)


               428 West Sixth Avenue, Vancouver, BC Canada V5Y 1L2
              ----------------------------------------------------
               (Address of principle executive offices) (Zip Code)


                                  604-801-5566
                         (Registrant's telephone number)


                       ------------------------------------





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Item 5.  Other Event.

         On May 2, 2002, at the annual meeting of the shareholders of emailthatpays.com, Inc., a Florida corporation (the "Corporation"), the shareholders approved the merger of the Corporation with and into Forge, Inc., a wholly owned subsidiary of the Corporation incorporated in the State of Delaware ("Forge"). On May 13, 2002, an Agreement and Plan of Merger between the Corporation and Forge was executed by an authorized signatory of each corporation and Articles of Merger were filed with the Florida Secretary of State and a Certificate of Ownership and Merger was filed with the Delaware Secretary of State. The effect of the foregoing was to:

                  (1) change the Corporation's name from emailthatpays.com, Inc. to Forge, Inc.;

                  (2) change the Corporation's state of incorporation from Florida to Delaware; and

                  (3) effect a reverse stock split of the Corporation's outstanding common stock by establishing an exchange ratio of one share of Forge's common stock for 20 shares of the Corporation's common stock.


         Pursuant to Rule 12g-3(a) under the Securities Exchange Act of 1934 (the "Act"), Forge is the successor issuer to the Corporation for reporting purposes under the Act, and Forge's common stock is deemed to be registered pursuant to Section 12(g) of the Act.

         Effective May 13, 2002, the Corporation's trading symbol on Nasdaq's Over-the-Counter Bulletin Board changed from EMTP to FGRA.

Item 7. Exhibits.

         Exhibits (referenced in item 601 of Regulation S-K)

Exhibit
Number          Description
-------         -----------
2.2             Agreement and Plan of Merger between emailthatpays.com, Inc. and
                Forge, Inc.
3.3             Certificate of Incorporation of Forge, Inc.
3.4             Bylaws of Forge, Inc.
3.5             Certificate of Merger for the State of Florida
3.6             Certificate of Merger for the State of Delaware



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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                   FORGE, INC.


Date: May 13, 2002         By: /s/ Daniel Hunter
                               -------------------------------
                               Name: Daniel Hunter
                               Title: Chief Executive Officer